PRICING SUPPLEMENT NO. 63                                     Rule 424(b)(3)
DATED: April 17, 1998                                     File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                    Floating Rate Notes     Book Entry Notes
$50,000,000                          [x]                     [x]

Original Issue Date:                 Fixed Rate Notes        Certificated Notes
April 24, 1998                       [_]                     [_]


Maturity Date:                       CUSIP#: 073928 AX 1
April 24, 2000

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:



                                      Optional            Optional
                      Redemption      Repayment           Repayment
Redeemable On         Price(s)        Date(s)             Price(s)
-------------         ----------      ---------           ----------

N/A                   N/A             N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]         Commercial Paper Rate          Minimum Interest Rate: N/A

[_]         Federal Funds Rate             Interest Reset Date(s): *

[_]         Treasury Rate                  Interest Reset Period: Monthly

[_]         LIBOR Reuters                  Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                     Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.0825%

*        The 24th of each month.

**       The 24th of each month.

*** The one-month LIBOR rate on April 22, 1998 plus 8.25 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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